MORGAN STANLEY EUROPEAN EQUITY FUND INC.
ARTICLES OF AMENDMENT
             MORGAN STANLEY EUROPEAN EQUITY
FUND INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:
             FIRST: The Corporation is registered as an open-end investment company under the Investment Company
Act of 1940, as amended.
             SECOND: The Corporation desires to, and does hereby, amend its Articles of Incorporation, as amended and supplemented (the "Charter"), pursuant to Sections 2-601 et seq. of the MARYLAND GENERAL CORPORATION LAW (the
"MGCL") to reclassify the shares of common stock of the Corporation that are designated as "Class W" shares to be and become "Class I" shares of the Corporation.
             THIRD:  The amendment to the Charter of
the Corporation set forth in Article SECOND shall apply to all issued and outstanding shares, and all authorized but unissued shares, of common stock of the Corporation that are designated as "Class W" shares.
             FOURTH:  Immediately prior to the
effectiveness of the amendment to the Charter set forth in Article SECOND, the total number of shares of stock of all classes that the Corporation had authority to issue was two billion five hundred million (2,500,000,000) shares of common stock, having an aggregate par value of twenty-five million dollars ($25,000,000), and the shares and class of common stock of the Corporation were designated and classified as follows:
NAME OF CLASS+
NUMBER OF
SHARES OF
COMMON
STOCK
CLASSIFIED
AND
ALLOCATED


Class A
500,000,000
shares
Class B
500,000,000
shares
Class L
500,000,000
shares
Class I
500,000,000
shares
Class W
500,000,000
shares
Total
2,500,000,00
0 shares
+	The par value of all shares of common
stock and classes that the Corporation has authority to issue is $0.01 per share.






             FIFTH:  Immediately following the
effectiveness of the amendment to the Charter set forth in Article SECOND, the total number of shares of stock of all classes that the Corporation has authority to issue is two billion five hundred million (2,500,000,000) shares of common stock, having an aggregate par value of twenty-five million dollars
($25,000,000), and the shares and class of common stock of the Corporation are designated and classified as follows:
NAME OF CLASS+
NUMBER OF
SHARES OF
COMMON
STOCK
CLASSIFIED
AND
ALLOCATED


Class A
500,000,000
shares
Class B
500,000,000
shares
Class L
500,000,000
shares
Class I
1,000,000,00
0 shares
Total
2,500,000,00
0 shares

+	The par value of all shares of common
stock and classes that the Corporation has authority to issue is $0.01 per share.
             SIXTH: The terms applicable to the classes of common stock reclassified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of common stock, which are set forth in the Charter.
             SEVENTH: The foregoing amendment to the Charter as set forth in these Articles of Amendment has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.
             EIGHTH:  These Articles of Amendment
shall be effective upon filing with the Department.

[SIGNATURE PAGE FOLLOWS]


IN WITNESS WHEREOF, the Corporation
has caused these Articles of Amendment to be signed in its
name and on its behalf by its President and attested to on its behalf by its Assistant Secretary on this 26th day of June, 2013.
MORGAN STANLEY EUROPEAN EQUITY FUND INC.
By: /s/ Arthur Lev_
Arthur Lev
President
ATTEST:
___/s/ Joanne Antico______
           Joanne Antico
	Assistant Secretary

             THE UNDERSIGNED, President of
MORGAN STANLEY EUROPEAN EQUITY FUND INC., who executed on behalf of the Corporation the foregoing
Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
s/ Arthur Lev_
Arthur Lev
President

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